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                                                                    Exhibit 99.1

                       [LOGO OF IMPERIAL SUGAR COMPANY]

[LOGO]                                       FOR IMMEDIATE RELEASE


                                        Contact:
                                                William F. Schwer
                                                Executive Vice President
                                                and General Counsel
                                                (281) 490-9795


                                        Investor Relations:
                                                 Morgen-Walke Associates
                                                 Gordon McCoun
                                                 Media Contact: Steve DiMattia
                                                 (212) 850-5600

                             IMPERIAL SUGAR COMPANY
                    PLAN OF REORGANIZATION BECOMES EFFECTIVE

     SUGAR LAND, TX, August 29, 2001 -- Imperial Sugar Company today announced that its Second Amended and Restated Joint Plan of Reorganization (the "Plan"), confirmed by the U.S. Bankruptcy Court on August 7, 2001, has become effective.

     In accordance with the Plan, the Company's former common stock (OTC BB:IPRL) is canceled. Former shareholders in the Company will receive approximately 0.0062 shares of common stock in the reorganized company for each share previously held. Issuance of shares to former shareholders is expected to occur in September. Additionally, former shareholders will receive warrants to acquire common stock in the reorganized company, which will expire in seven years, on the basis of 0.0343 warrants for each share of common stock previously held. Issuance of the warrants and the setting of their exercise price are expected to take place within six months of the effective date when a determination is made of the maximum number of shares of new common stock to be issued to those creditors who will receive new common stock in settlement of their claims. The Company plans to have the new common stock and warrants listed on a national securities exchange as soon as practicable.

     In conjunction with the emergence, the Company completed its previously announced $256.1 million senior secured credit facility led by Harris Trust and Savings Bank, as Administrative and Collateral Agent and its $110 million

                                    -MORE-
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IMPERIAL SUGAR COMPANY                                                 PAGE 2

accounts receivable securitization facility with GE Capital.

   "With the reorganization completed, all of us at Imperial Sugar are looking forward to turning our full attention back to enhancing the profitability of our core business segments - the processing, selling and marketing of refined sugar, where we are a leader in industrial, private label and consumer branded products, and in the growing foodservice industry, in which we are the share leaders in a number of important product categories.", stated James C. Kempner, President and CEO of Imperial. Mr. Kempner went on to say, "I want to once again thank our employees, customers and suppliers, including the growers who supply sugarbeets to our Holly, Spreckels and Michigan factories, and the cane sugar millers who supply raw sugar to our Imperial, Colonial and Savannah refineries. Without their support this reorganization would not have been possible."

   Imperial Sugar Company is the largest processor and marketer of refined sugar in the United States and a major distributor to the foodservice market. The Company markets its products nationally under the Imperial(TM), Dixie Crystals(TM), Spreckels(TM), Pioneer(TM), Holly(TM), Diamond Crystal(TM) and Wholesome Sweeteners(TM) brands. Additional information about Imperial Sugar may be found on its web site at www.imperialsugar.com.
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Statements regarding the Company's ability to maintain normal relationships with customers, the ability of the Company to establish normal terms and conditions with suppliers and vendors, prospects of the Company following emergence from bankruptcy, the Company's ability to list its securities on a national securities exchange and other statements which are not historical facts contained in this release are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, market factors, the effect of weather and economic conditions, farm and trade policy, the ability of the Company to realize planned cost savings, the available supply of sugar, available quantity and quality of sugarbeets and other factors detailed in the Company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

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